As filed with the Securities and Exchange Commission on September 17, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LAUREATE EDUCATION, INC.

(Exact name of Registrant as specified in its charter)

Maryland	52-1492296
(State or other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No)

1001 Fleet Street
Baltimore, Maryland 21202
(410) 843-6100
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Douglas L. Becker
Chief Executive Officer
Laureate Education, Inc.
1001 Fleet Street
Baltimore, Maryland 21202
(410) 843-6100
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies To:
Richard C. Tilghman, Jr., Esq.
Piper Rudnick LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
410-580-3000

     Approximate Date of Proposed Sale to the Public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

Calculation of Registration Fee

		Proposed maximum	Proposed maximum	Amount of
Title of each class of securities to be registered	Amount to be registered	Offering price per share*	aggregate offering price*	registration fee
Common Stock, $.01 par value**	2,500,000 shares	$34.93	$87,325,000	$11,065

*	Estimated under Rule 457(c) solely for the purpose of calculating the registration fee, based upon the closing price as reported on the Nasdaq National Market on September 15, 2004 of $34.93.

**	Includes one right to purchase one share of our junior participating preferred stock attached to each share of our common stock being registered. The rights initially are attached to and trade with the shares of our common stock being registered. Value attributable to these rights, if any, is reflected in the market price of our common stock.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated September 17, 2004

LAUREATE EDUCATION, INC.

2,500,000 Shares of Common Stock

     This prospectus relates to the public offering, from time to time, of up to an aggregate of 2,500,000 shares of common stock, par value $.01 per share, of Laureate Education, Inc. by the selling stockholders named in this prospectus. The selling stockholders acquired these shares of our common stock in a private transaction in connection with our acquisition of the remaining outstanding common stock of Walden e-Learning, Inc.

     This offering is not being underwritten. The selling stockholders may offer the shares through public or private transactions at the prevailing market price for our common stock at the time of the sale, a price related to the prevailing market price, a negotiated price or such other prices as the selling stockholders determine from time to time. All of the net proceeds from the sale of these shares of common stock will go to the selling stockholders. We will not receive any proceeds from the sale of these shares.

     Our common stock is traded on the Nasdaq National Market under the symbol “LAUR.” On September 16, 2004, the closing price of one share of our common stock was $35.71.

     Investing in our common stock involves risks. See “Risk Factors Affecting Our Business and Future Results” beginning on Page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September      , 2004

-i-

SUMMARY

     This summary highlights information about Laureate Education, Inc. Because this is a summary, it may not contain all the information you should consider before investing in our common stock. You should read this entire prospectus carefully.

Laureate Education, Inc.

     Laureate Education, Inc. is focused exclusively on providing a superior higher education experience to over 131,000 students through the leading global network of accredited campus-based and online higher education institutions. Our educational services are offered through two separate business segments, which are the Campus Based segment and the Online Higher Education segment. These segments are business units that offer distinct services and are managed separately as they have different customer bases and delivery channels.

     The Campus Based segment has five higher education institutions with a broad curriculum in Mexico, Chile, Spain and Central America, a highly specialized international business school in France and hospitality schools with operations in Switzerland, Spain and China. Campus Based higher education institutions currently enroll approximately 113,000 full-time students and offer more than 100 degree programs through 38 campuses. The higher education institutions primarily serve 18- to 24-year-old students and offer an education that emphasizes career-oriented fields of study with undergraduate and graduate degrees in a wide range of disciplines, including international business, hotel management, health sciences, information technology and engineering. We believe that the higher education institutions benefit from strong academic reputations and brand awareness and established operating histories. Each higher education institution also has flexible, non-tenured, teaching-focused faculty and is led by an experienced local management team.

     The Online Higher Education segment offers undergraduate and graduate degree programs to working professionals through distance learning. The Online Higher Education segment includes Canter and Associates, Walden e-Learning, Inc., National Technological University and KIT eLearning BV, which collectively offer degree programs including education, psychology, health and human services, management, engineering and information technology. Online Higher Education institutions currently enroll approximately 18,000 students.

     Our executive offices are located at 1001 Fleet Street, Baltimore, Maryland 21202. Our telephone number is (410) 843-6100 and our Web site address is www.laureate-inc.com. The information contained on our Web site does not constitute part of this prospectus. The terms “Laureate”, “we”, “us” and “our” as used in this prospectus refer to Laureate Education, Inc. and its subsidiaries as a combined entity, except where it is made clear that such terms mean only Laureate Education, Inc.

RISK FACTORS AFFECTING OUR BUSINESS AND FUTURE RESULTS

     This prospectus and the documents we incorporate by reference include forward-looking statements. Forward-looking statements include information we provide about our possible or assumed results of operations, business strategies, financing plans, competitive position and potential growth opportunities. Forward-looking statements include all statements that are not historical fact and are generally accompanied by words such as “may,” “will,” “intend,” “anticipate,” “believe,” “estimate,” “except,” “should” or similar exceptions.

     Forward-looking statements involve various risks, uncertainties and assumptions. Our actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. Also, you should not assume that we will update any of these forward-looking statements, whether as a result of new information, future events or otherwise, after we distribute this prospectus.

     You should understand that many important factors, in addition to those discussed in the documents we incorporate by reference, could cause our results to differ materially from those expressed in these forward-looking statements. These factors include:

•	our ability to continue to make acquisitions and to successfully integrate and operate acquired businesses;

•	the fluctuations in revenues from our business segments;

•	market acceptance of new service offerings by us or our competitors and our ability to predict and respond to changes in the markets for our educational services;

•	the development and expansion of our franchise system and the effect of new technology applications in the educational services industry;

•	our ability to attract and retain key personnel in our business segments;

•	the effect of existing regulations governing our business or changes in those regulations;

•	our ability to effectively manage the growth of our business;

•	possible increased competition from other educational service providers;

•	the effect on our business and results of operations from fluctuations in the value of foreign currencies;

•	the many risks associated with our operation of an increasingly global business, including complex management, foreign currency, legal, tax and economic risks;

•	changes in the political, economic and business climate in the United States or the international markets where we operate;

•	risks of downturns in general economic conditions, and in the educational services and education technology industries specifically; and

•	the other risks that we describe from time to time in our filings with the SEC.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders. We will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees and stock transfer taxes.

SELLING STOCKHOLDERS

     We issued the shares of common stock offered by this prospectus to the selling stockholders as part of the consideration for our acquisition of shares of common stock of Walden e-Learning, Inc. held by the stockholders in a transaction exempt from the registration requirements of the Securities Act. The selling stockholders, including their donees, pledgees, transferees or their successors, may from time to time offer and sell any or all of these shares. Our registration of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of the shares.

     The selling stockholders have represented to us that they purchased the shares of common stock for their own account for investment only and not with a view toward selling or distributing them, except through sales registered under the Securities Act or exemptions. We agreed with the selling stockholders to file this registration statement to register the resale of the shares of common stock. We agreed to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until the date on which all the shares offered hereby are sold or are eligible to be sold without the volume or other restrictions imposed by Rule 144 under the Securities Act.

     The following table shows, as of September 15, 2004, the beneficial ownership of the shares of our common stock by each of the selling stockholders. The information in the table below with respect to each selling stockholder is based on information provided by or on behalf of that selling stockholder. None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us, other than as a result of their ownership of our securities or as officers, directors, employees or stockholders of Walden e-Learning, Inc.

     Because the selling stockholders may sell all or some of the shares of common stock beneficially owned by them, we cannot estimate the number of shares of our common stock that will be beneficially owned by the selling stockholders after this offering. Also, the selling stockholders may sell, transfer or otherwise dispose of, at any time or from time to time after the date on which they provide the information, all or a portion of the shares of our common stock beneficially owned by them in transactions exempt from registration under the Securities Act.

     Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, each person identified possesses sole voting and investment power with respect to shares of our common stock. None of the share amounts set forth below represents more than 1% of our outstanding stock as of September 15, 2004, adjusted as required by the SEC’s rules, except that Ackerman-Walden Limited Partnership beneficially owns 5.2% of our outstanding stock before the offering and will own no shares of our common stock after the offering.

	Shares of Common
	Stock Owned Prior to	Shares of Common
Name	Offering	Stock Offered
Ackerman-Walden Limited Partnership	2,487,245	2,487,245
Virginia Jean Ackerman	12,755	12,755

Total	2,500,000	2,500,000

PLAN OF DISTRIBUTION

     We are registering an aggregate of 2,500,000 shares of our common stock to permit public sales of the shares by the selling stockholders from time to time after the date of this prospectus.

     The shares may be sold by the selling stockholders in one or more transactions at the prevailing market price for our common stock at the time of the sale, a price related to the prevailing market price, a negotiated price or such other prices as the selling stockholders determine from time to time. As used in this prospectus, “selling stockholders” includes donees, pledgees, transferees and other successors in interest selling shares received from a selling stockholder after the date of this prospectus as a gift, pledge, partnership distribution, distribution to members or stockholders or other non-sale transfer. The selling stockholders may offer their shares in one or more of the following transactions:

•	in the over-the-counter market;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in transactions other than in the over-the-counter market or on an exchange or quotation service;

•	through the writing of options, whether listed on an options exchange or otherwise;

•	through the settlement of short sales;

•	by pledge to secure debts and other obligations; or

•	through a combination of any of the above, which may involve cross or block transactions.

     In connection with the sale of the shares of our common stock, the selling stockholders may engage in short sales and may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the shares and deliver these securities to close out such short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities.

     The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents.

     Our outstanding shares of common stock are listed for trading on the Nasdaq National Market under the symbol “LAUR.”

     In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed broker-dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or requirements is available and is complied with.

LEGAL MATTERS

     The validity of the shares of common stock offered under this prospectus will be passed upon for us by Piper Rudnick LLP, Baltimore, Maryland.

EXPERTS

     Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Ernst & Young LLP’s report on our consolidated financial statements for the year ended December 31, 2003 is based in part on the report of Arthur Andersen LLP, independent auditors. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

     The financial statements of Chancery Software, Ltd. for the years ended September 30, 2002 and 2001 incorporated in this prospectus by reference to the Annual Report on Form 10-K of Laureate Education, Inc. for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

     Arthur Andersen LLP, independent auditors, have audited the consolidated financial statements of iLearning, Inc. for the year ended December 31, 2001 included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. The consolidated financial statements of iLearning, Inc. are incorporated by reference in reliance on Arthur Andersen LLP’s report, given on their authority as experts in accounting and auditing. As representatives of Arthur Andersen LLP were not available, we were unable to obtain Arthur Andersen LLP’s written consent to the inclusion of Arthur Andersen LLP’s audit report with respect to financial statements of iLearning, Inc. for the year ended December 31, 2001 included in our Annual Report on Form 10-K for the year ended December 31, 2003.

     Under these circumstances, we are not complying with the requirement under Section 7 of the Securities Act of 1933, as amended, to file Arthur Andersen LLP’s consent as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003, in reliance on Rule 437a under the Securities Act of 1933, as amended. Because we were unable to obtain the consent of Arthur Andersen LLP to the inclusion of their audit report, Arthur Andersen LLP will not have any liability under Section 11(a) of the Securities Act of 1933, as amended, in the event that the above-mentioned financial statements contain any untrue statements of a material fact or omit to state a material fact required to be stated therein, in each case by virtue of their inclusion in this prospectus. Accordingly, you would be unable to assert a claim against Arthur Andersen LLP under Section 11(a) of the Securities Act of 1933, as amended.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC under the Securities Act of 1933, as amended, a registration statement on Form S-3. This prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted under the rules of the SEC. We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The Exchange Act file number for our SEC filings is 0-30821. You may read and copy the registration statement and any other document we file at the SEC’s public reference room located at:

Judiciary Plaza
450 Fifth Street, N.W.
Rm. 1024
Washington, D.C. 20549

     You may obtain information on the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC and these filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. Our shares of common stock are listed on The Nasdaq National Market under the symbol “LAUR.” You may read and copy our SEC filings and other information at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file at a later date with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

•	Our Annual Report on Form 10-K for the year ended December 31, 2003.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31 and June 30, 2004.

•	Our Current Reports on Form 8-K dated May 17, 2004 and September 17, 2004.

•	Description of our common stock contained in our registration statement on Form 8-A, filed with the Commission under the Exchange Act.

•	Description of our preferred stock purchase rights, contained in our registration statement on Form 8-A filed with the Commission under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. You may request a copy of these filings, by writing or telephoning us at the following:

Laureate Education, Inc.
1001 Fleet Street
Baltimore, Maryland 21202
Attention: Chief Financial Officer
(410) 843-6100

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Laureate Education, Inc. All of the amounts shown are estimated except the SEC registration fee.

SEC registration fee	$11,065
Transfer agent’s fees and expenses	5,000
Printing expenses	25,000
Accounting fees and expenses	10,000
Legal fees and expenses	30,000
Miscellaneous	3,935

Total	$85,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 2-418 of the Maryland General Corporation Law permits indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to limitations. Our bylaws include provisions to require us to indemnify our directors and officers to the fullest extent permitted by Section 2-418, including circumstances in which indemnification is otherwise discretionary. Section 2-418 also empowers us to purchase and maintain insurance that protects our officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions. Accordingly, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 16. EXHIBITS.

Number	Description
2.1*	Agreement and Plan of Merger dated September 16, 2004 by and among Laureate Education, Inc., Laureate Acquisition Corporation and Walden e-Learning, Inc.

3.1**	Articles of Amendment and Restatement of the Charter.

3.2***	Amended and Restated By-Laws dated September 27, 1996.

4.1**	Specimen of certificate of common stock.

5.1†	Opinion of Piper Rudnick LLP

23.1†	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2†	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Piper Rudnick LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

*	Incorporated by reference to the exhibits to the registrant’s current report on Form 8-K dated September 17, 2004.

**	Incorporated by reference to the exhibits to the registrant’s registration statement on Form S-1 (File No. 33-69558).

***	Incorporated by reference to the registrant’s annual report on Form 10-K for the year ended December 31, 1996.

† Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on September 17, 2004.

LAUREATE EDUCATION, INC.

By:	/s/ Douglas L. Becker

Douglas L. Becker
Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Douglas L. Becker and Sean Creamer and each of them acting alone, as his lawful attorney-in-fact and agent, each with full power of substitution and re-substitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE
Chief Executive Officer and Chairman of the
/s/ Douglas L. Becker	Board (Principal Executive Officer)	September 17, 2004
Douglas L. Becker

Senior Vice President and Chief Financial
/s/ Sean Creamer	Officer (Principal Financial Officer)	September 17, 2004
Sean Creamer

/s/ R. Christopher Hoehn-Saric	Director	September 17, 2004
R. Christopher Hoehn-Saric

/s/ Laurence M. Berg	Director	September 17, 2004
Laurence M. Berg

/s/ Wolf H. Hengst	Director	September 17, 2004
Wolf H. Hengst

/s/ James H. McGuire	Director	September 17, 2004
James H. McGuire

/s/ John A. Miller	Director	September 17, 2004
John A. Miller

/s/ R. William Pollock	Director	September 17, 2004
R. William Pollock

/s/ Richard W. Riley	Director	September 17, 2004
Richard W. Riley

/s/ David A. Wilson	Director	September 17, 2004
David A. Wilson

EXHIBIT INDEX

Number	Description
2.1*	Agreement and Plan of Merger dated September 16, 2004 by and among Laureate Education, Inc., Laureate Acquisition Corporation and Walden e-Learning, Inc.

3.1**	Articles of Amendment and Restatement of the Charter.

3.2***	Amended and Restated By-Laws dated September 27, 1996.

4.1**	Specimen of certificate of common stock.

5.1†	Opinion of Piper Rudnick LLP.

23.1†	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2†	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Piper Rudnick LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

*	Incorporated by reference to the exhibits to the registrant’s current report on Form 8-K dated September 17, 2004.

**	Incorporated by reference to the exhibits to the registrant’s registration statement on Form S-1 (File No. 33-69558).

***	Incorporated by reference to the registrant’s annual report on Form 10-K for the year ended December 31, 1996.

†	Filed herewith.